SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 11, 2006

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000- 51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

45 West 21st Street, 2nd Floor New York, NY 10010
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2006, the management of Skins Inc., a Delaware corporation (the “Company”) concluded that its previously issued financial statements as of and for the year ended December 31, 2005, as included in its Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2006 (the “March 24, 2006 Form 8-K”) and financial statements for the three months ended March 31, 2006, as included in the Quarterly Report on Form 10-QSB as filed with the Commission on June 2, 2006 (the “March 31, 2006 Form 10-QSB”), should no longer be relied upon as a result of the Company’s determination that it misapplied accounting principles generally accepted in the United States of America in relation to options granted on October 24, 2005 that were cancelled and replaced on March 16, 2006 and that it misapplied accounting principles generally accepted in the United States of America in relation to derivative instruments that existed at December 31, 2005 and March 31, 2006. Accordingly, the Company will restate its financial statements for the year ended December 31, 2005 and three months ended March 31, 2006, and file an amendment to its March 24, 2006 Form 8-K and March 31, 2006 Form 10-QSB disclosing the effect of the errors.

This conclusion was based upon conversations between the Company and its independent auditors (Mahoney Cohen & Company, CPA, P.C.). During this process, management reviewed the facts and circumstances regarding the errors in accounting. Authorized officers of the Company discussed this matter with the Company's independent public accounting firm who agreed that the Company's previously issued financial statements described above could not be relied upon and needed to be restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006	SKINS INC.

By: /s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer